UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2007

SmarTire Systems Inc.
(Exact name of registration as specified in its charter)

British Columbia, Canada	0-29248	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#150 - 13151 Vanier Place Richmond, British Columbia, Canada	V6V 2J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

On November 19, 2007, we entered into a securities purchase agreement with Xentenial Holdings Limited in which Xentenial agreed to purchase from our company a secured convertible debenture for an aggregate face amount of $96,500.  Pursuant to this securities purchase agreement, Xentenial purchased a secured convertible debenture for $96,500. We received net proceeds of $85,000 after payment of a structuring/due diligence fee $11,500 to Yorkville Advisors, LLC.

On November 30, 2007, we entered into a securities purchase agreement with Xentenial Holdings Limited in which Xentenial agreed to purchase from our company one or more secured convertible debentures for an aggregate face amount of up to $1,150,000. Pursuant to this securities purchase agreement, Xentenial purchased one secured convertible debenture for $422,000 and was issued 225 million five year warrants exercisable into shares of our Common Stock at $0.0298 per share. The securities purchase agreement gives Xentenial the ability, but not the obligation and subject to our agreement, to purchase one or more additional secured convertible debentures for the remaining balance of up to $728,000 within six months.  If we issue any more of these convertible debentures (up to an aggregate face amount of $728,000), we have agreed that we will also issue up to 420 million five year share purchase warrants exercisable into shares of our Common Stock at $0.0298 per share. We received net proceeds of $350,000 on November 30, 2007 after paying a $42,000 monitoring fee and a $30,000 structuring due diligence fee to Yorkville Advisors, LLC.

The $96,500 and $422,000 secured convertible debentures that we sold to Xentenial mature on November 19, 2010 and November 30, 2010 respectively.  Interest will accrue on the outstanding principal balance at an annual rate equal to ten percent (10%). Interest will be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.  Interest is to be paid on the maturity date (or sooner as provided in the convertible debentures) in cash or shares of our common stock (valued at the closing bid price on the trading day immediately prior to the date paid) at our option.

The convertible debentures are convertible, in whole or in part, into shares of our common stock at the then effective conversion price. The conversion price in effect on any conversion date shall be equal to the lesser of

(b)	$0.0573 or;

(b)	eighty percent (80%) of the lowest volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the conversion date as quoted by Bloomberg, LP.

Each convertible debenture contains a contractual restriction on beneficial share ownership. It provides that the holder may not convert the convertible debenture, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in such holder, together with its respective affiliates, beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock. Such limitation may be waived by the holder upon not less than 65 days’ notice to us.

An event of default will occur under the convertible debenture if any of the following occurs:

•	Any default (not waived by the holder) in the payment of the principal of, interest on or other charges in respect of the convertible debentures;

•	We or any of our subsidiaries become bankrupt or insolvent;

•	We or any of our subsidiaries default in any of its obligations under any other indebtedness in an amount exceeding $100,000;

•
Our common stock ceases to be quoted for trading or listed for trading on any of the Nasdaq OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Capital Market or the NASDAQ National Market) and is not again quoted or listed for trading on any primary market within 5 trading days of such delisting;

•	We or any subsidiary experiences a change of control;

•
We fail to use our best efforts to file a registration statement within thirty (30) days of demand by the Investors and provided that at least 30 days have passed since any registration statement of the Company’s being declared effective by the SEC, with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act ;

•
If the effectiveness of the registration statement lapses for any reason or the holder of the 10% convertible debenture is not permitted to resell the underlying shares of common stock, in either case, for more than five trading days or an aggregate of eight trading days;

•
We fail to deliver common stock certificates to a holder prior to the fifth trading day after a conversion date or we fail to provide notice to a holder of our intention not to comply with requests for conversions of the convertible debentures;

•	We fail to deliver the payment in cash pursuant to a “buy-in” within three days after notice is claimed delivered; or;

•
We fail to observe or perform any other material covenant or agreement contained in or otherwise materially breach or default under any other provision of the convertible debenture which is not cured within the applicable cure periods.

Upon an event of default, the full principal amount of the convertible debentures, together with accrued and unpaid interest will become, at the holder’s election, immediately due and payable in cash or, at the election of the holder, shares of our common stock. Furthermore, in addition to any other remedies, the holder will have the right to convert the convertible debenture at any time after an event of default or the maturity date at the then effective conversion price. If an event of default occurs, we may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working capital in our business.

In the event of any issuances of shares of common stock or rights, options, warrants or securities convertible or exercisable into common stock at a price per share of common stock less than the conversion price of the convertible debentures, the conversion price of such convertible debentures will be reduced to the lower purchase price. In addition, the conversion price of the convertible debentures will be subject to adjustment in connection with any subdivision, stock split, combination of shares or recapitalization. No adjustment will be made as a result of issuances (or deemed issuances) of securities or interests upon the conversion, exchange or exercise of any right, option, warrant obligation or security outstanding immediately prior to the date of execution of the security purchase agreement and exercises of options to purchase shares of common stock issued for compensatory purposes pursuant to any of our stock option or stock purchase plans.

In connection with the execution of the security purchase agreements, on November 19, 2007 and November 30, 2007, we also entered into amendment No. 2 and No. 3, respectively to the registration rights agreement that we had previously entered into with Xentenial on January 23, 2007, expanding the registration rights agreement to include the common shares of our company that may be issued upon conversion of the secured convertible debenture and the exercise of the share purchase warrants. Under the registration rights agreement, as amended, we have agreed to prepare and file, no later than 180 days after the date of the original registration rights agreement, with the Securities and Exchange Commission a registration statement on Form S-1 or SB-2 (or, if we are then eligible, on Form S-3) under the Securities Act of 1933, as amended, for the resale by such investors of 300% of the number of Conversion Shares issuable to the Investors upon conversion in full shares of our common stock to be issued upon conversion of the convertible debentures.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 3.02                     Unregistered Sales of Equity Securities.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SMARTIRE SYSTEMS INC.

Date: December 5, 2007                                                                   By:        /s/ Jeff Finkelstein
                              Jeff Finkelstein
                             Chief Financial Officer